Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333-169119

May 30, 2012

iPath Exchange Traded Notes (ETNs)

About iPath® ETNs

What are iPath® Exchange Traded Notes (ETNs)? [Graphic Appears Here] Defining iPath® ETNs ?Senior, unsecured debt securities ?Issued by Barclays Bank PLC ?Have a maturity date ?Linked to the performance of an index, less fees ?Offer no principal protection ETNs are linked to the return of an index, less fees ?Unlike ETFs, no underlying assets are held ?No tracking error to linked index1 ?Provide access to hard-to-reach assets or strategies 1. Tracking error refers to the under/over performance differential of an ETN versus its benchmark index over a given time period, after accounting for the ETN’s fees and costs. One cannot invest directly in an index. Page 3 [Graphic Appears Here]

iPath® ETN Return Components [Graphic Appears Here] ETN Return = Index Return – Fees/Costs Page 4 [Graphic Appears Here]

iPath® ETNs: Familiar Features, Unique Benefits [Graphic Appears Here] Differences and Similarities between ETNs and Exchange Traded Funds (ETFs) ?Both ETNs and ETFs provide investors with access to the returns of various market benchmarks. However, ETNs are senior, unsecured debt securities issued by Barclays Bank PLC, whereas ETFs are typically registered investment companies and are collateralized by an underlying portfolio of securities ETNs ETFs Liquidity Daily on exchange Daily on exchange Registration Securities Act of 1933 Investment Company Act of 1940 Recourse Issuer credit Portfolio of securities Principal Risk Market and Issuer Risk Market Risk Institutional size redemption Daily to the issuer Daily via custodian Short sales* Yes, on an uptick or a downtick Yes, on an uptick or a downtick * With short sales, an investor faces the potential for unlimited losses as the security’s price rises. Page 5 [Graphic Appears Here]

What is iPath®? [Graphic Appears Here] iPath®: An offering that stands apart from the crowd ?First offering of exchange traded notes (ETNs) in the US ?Began trading in 2006 ?Largest suite of ETNs in the US offered by one issuer ?Broad array of exposures, spanning from volatility to fixed income Credit issuer risk ?iPath® ETNs are debt securities issued by Barclays Bank PLC and payments on the ETNs are subject to the creditworthiness of Barclays Bank PLC Daily Redemption ?On a daily basis, blocks1 of shares can be redeemed at Closing Indicative Note Value of the relevant valuation date2 1.Blocks of 25,000 or 50,000, depending on the product. 2.Subject to certain terms and conditions, see the applicable prospectus for details. Page 6 [Graphic Appears Here]

iPath® ETNs are issued by Barclays Bank PLC [Graphic Appears Here] Barclays Bank PLC is the issuer of iPath® ETNs One of the largest financial services companies in the world with over 300 years of history and expertise in banking A major global financial services provider engaged in Retail banking Credit cards Corporate and investment banking Wealth management Operating in over 50 countries and employs approximately 145,000 people Barclays Capital Inc . acts as the issuer s agent ‘ in connection with the distribution of iPath® ETNs iPath® ETNs are backed by the credit of Barclays Bank PLC1 Ratings for Barclays Bank PLC long-term, senior unsecured debt A+ by S&P Aa3 by Moody’s Investors Service, Inc. 1. The iPath® ETNs are not rated, but are backed by the credit of Barclays Bank PLC. Credit ratings relate solely to the issuer, Barclays Bank PLC, and not to the ETNs . A security rating is not a recommendation to buy , sell or hold securities , and each rating should be evaluat ed independently of any other rating. Credit ratings are subject to revision or withdrawal at any time by the assigning rating organization, which may have an adverse effect on the market price or marketability of the iPath ETNs. Page 7 [Graphic Appears Here]

iPath® ETN Product Suite [Graphic Appears Here] [Graphic Appears Here] Principal Amount Number of Outstanding Products ($M) Commodities 40 4,243 DJ-UBS Indices 19 3,311 S&P GSCI Indices 2 842 Pure Beta Indices 18 87 Seasonal Natural Gas Index 1 2 Equity 18 2,936 Volatility 6 2,342 Buy-Write 1 12 India 1 529 Inverse/Leveraged 10 54 Fixed Income 10 229 Currency / Other 8 69 Total 76 7,477 Source: BlackRock, Inc., as of 03/30/11. Page 8 [Graphic Appears Here]

iPath® ETN Features [Graphic Appears Here] Potential Benefits ??Access to hard-to-obtain assets or strategies ??Operationally efficient ??Listed on NYSE Arca and other exchanges ??No tracking error Unique Access ??Commodities ??Fixed Income ??Currencies ??Alternatives ??Equities ??Strategies Key Considerations ??Market Risk: ETNs are not principal protected 1 ??Liquidity Risk2 ??Issuer Credit Risk3 1. The return of an ETN is linked to the performance of an index, less fees and applicable costs. The index may rise or fall depending on market conditions, affecting the value of the investment return. Investors may lose some or all of their investment in the ETN. 2. As an exchange -traded product, an ETN can be bought and sold daily on an exchange during normal US market hours. Investors may be exposed to risk overnight and during other non-trading hours. Additionally, investors may be exposed to risk when the ETN is trading but the market on which the underlying index is based is closed. 3. Investors are exposed to issuer credit risk when investing in any debt security, including ETNs. It is possible that an issuer may not be able to meet its obligations on the ETNs as they become due. Page 9 [Graphic Appears Here]

Trading iPath® ETNs [Graphic Appears Here] Investor can trade iPath® ETNs in three ways Buy/sell at market price 1 Intermediary Exchange during market hours Barclays Create/Redeem ETN 2 Intermediary directly to Barclays Bank PLC Bank PLC* Investor Hold Until Buy and hold 3 until maturity Maturity * Typically in amounts of 25,000 or 50,000 units per redemption (a redemption charge may apply). See relevant prospectus for procedures and applicable minimum amount. Page 10 [Graphic Appears Here]

Taxation Treatment Recognition Of Type At Maturity Curren t Income Alternatives Capital Gains No Buy-Write Capital Gains No Commodities Capital Gains No Equity Capital Gains No Fixed Income Capital Gains No Leveraged Capital Gains No Currency Exchange Rate Ordinary Income Yes Global Emerging Markets Ordinary Income Yes Strategy (GEMS) Carry Trade Ordinary Income No [Graphic Appears Here] [Graphic Appears Here] Page 11

[Graphic Appears Here] iPath® Commodity ETNs [Graphic Appears Here]

Why Commodities? [Graphic Appears Here] Real assets vs. financial assets ?Goods used in the first part of a manufacturing process Commodities as an asset class ?Portfolio diversifier ?Potential to enhance portfolio risk-adjusted return ?Potential inflation hedge [Graphic Appears Here] Diversification may not protect against market risk. Page 13

Traditional Commodit y Indices [Graphic Appears Here] [Graphic Appears Here] S&P GSCI® Dow Jones-UBS Commodity Commodity Indices Indexes SM [Graphic Appears Here] Major commodity index providers offer broad, sector, sub-sector, and individual commodity indices S&P GSCI® is a trademark of Standard and Poor’s Financial Services LLC. DJ-UBSCI SM is a joint product of Dow Jones Indexes, a licensed trademark of CME Group Index Services LLC and UBS Securities LLC. Page 14 [Graphic Appears Here]

Portfolio diversification [Graphic Appears Here] Dow Jones-UBS Commodity Index S&P GSCI® Total Total ReturnSM Return Index Correlations 1 S&P 500® Index 0. 44 0. 42 MSCI EAFE Index 0.58 0.53 MSCI EM Index 0.59 0.55 Barclays US Aggregate Index 0. 0. 11 12—- Annualized Standard Deviation 2 20.5% 26.9% Annualized returns 1.70% -0.29% Source: Bloomberg, 12/31/04 –03/30/12, based on weekly returns. 1. Correlation is the term used to describe the historical statistical relationship between two or more quantities or variables. Perfectly correlated assets have a correlation coefficient of one, while the correlation coefficient is zero when returns on two assets are completely independent. 2. Standard deviation is a measure of variability from the expected value. Annualized Standard Deviation is based on monthly returns for a specified time period, and describes how the annual returns in a given annual period have differed from average annualized returns. Because the Annualized Standard Deviation is based on historical data, it may not predict variability on annualized performance of the ETNs in the future. Diversification may not protect against market risk. Page 15 [Graphic Appears Here]

[Graphic Appears Here] Commodit y Sub -Index Annual Returns 2006 2007 2008 2009 2010 2011 Industrial Metals Grains Precious Metals Industrial Metals Softs Precious Metals 72.35% 42.07% -4.06% 79.98% 59.90% 4.56% Precious Metals Agriculture Grains Softs Precious Metals Livestock rmance 27.11% 29.89% -26.32% 44.24% 42.66% -2.30% Grains Precious Metals Agriculture Precious Metals Agriculture Softs perfo 23.61% 25.95% -27.47% 29.20% 38.49% -13.97% of Agriculture Energy Livestock Agriculture Grains Agriculture rder 14.25% 20.69% -28.40% 13.72% 30.28% -14.35% o Livestock Softs Softs Grains Industrial Metals Grains in -6.12% -3.45% -28.43% -1.65% 16.24% -14.41% Softs Industrial Metals Energy Energy Livestock Energy Ranked -11.97% -9.86% -47.33% -5.30% 9.27% -15.97% Energy Livestock Industrial Metals Livestock Energy Industrial Metals -41.41% -10.67% -48.27% -15.07% -10.55% -24.23% Source: Bloomberg, 12/31/05 –12/30/11. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index performance returns do not reflect any management fees, transaction costs or expenses. Indexes are unmanaged and one cannot invest directly in an index. Past performance does not guarantee future results. For current Index and iPath ETN performance, go to www.iPathETN. com. Page 16 [Graphic Appears Here]

Commodit y Exposure Access Vehicles [Graphic Appears Here] Access vehicle Physical commodity Futures or derivatives Commodity Pool Operator (CPO) and Commodity Trading Advisor (CTA ) accounts Hedge funds Mutual funds Exchange traded products (trusts, ETNs, MLPs) Potential benefits • Pure exposure • Buy/sell at spot price • No delivery, storage, spoilage issues • Liquid access in many cases • May employ strategies that seek to deliver enhanced returns • May employ strategies that seek to deliver enhanced returns • Lower costs • Lower investment minimums than futures or derivatives • Lower costs • Liquid access (as long as listed on an exchange) • Transparency Challenges • Delivery, storage, spoilage • Impractical for some • Futures prices differ from spot prices and may be subject to roll cost • Predominantly limited to institutional investors • Generally invest in futures and subject to spot price deviations • Tend to be niche and categorized as trend followers • Typically charge high fees • Require disclosure documentation • Limited liquidity • Generally invest in futures and subject to price differences versus spot • Many have higher fees and counterparty risk compared to futures investments • High cost • High investment minimum • Limited transparency • Limited liquidity • Generally invest in equities with exposure to commodities or commodities futures • Many have higher fees and counterparty risk compared to futures investments • Limited transparency • No intraday liquidity • Differing objectives and underlying holdings • Liquidity subject to adequate supply and demand on exchange • Subject to issuer credit risk • Limited or no recourse to actual portfolio of securities or assets The above table is for illustration purposes only. It serves as a general summary and is not exhaustive. It does not apply to every single product. Page 17 [Graphic Appears Here]

Page 18 oducts of PrNumber 160 140 120 100 80 60 40 20 0 203/1 112/1 109/1 106/1 103/1 012/1 009/1 006/1 003/1 912/0 Number Products 909/0 906/0 903/0 812/0 809/0 806/0 803/0 712/0 709/0 706/0 703/0 612/0 Total Principal Amount Outstanding 609/0 606/0 603/0 512/0 03/30/2012. 509/0 Providers 506/0 503/0 412/0 140 120 100 80 60 40 20 0 Commodity Exchange Traded Products Across ($B)Outstanding Amount Principal Total Source: Bloomberg, 12/31/2004–

iPath® Commodit y ETNs: A Modular Suite ETNs Tracking traditional index Pure Beta Suite iPath® Commodity ETNs are linked to indices reflecting returns potentially available from an investment in futures contracts on the specified physical commodities. Please see the applicable prospectus for additional information. Page 19 [Graphic Appears Here]

[Graphic Appears Here] iPath ® Commodit y ETN Suite # of Futures Index iPath Yearly Contract Roll Delivers Issuer Exposure ETNs Fee Exposure Yield Spot Price Redemption Potential Advantages S&P GSCI® 2 0.75% Front Month Yes No No • Offers exposure to front month Total Return futures contracts • Implement short-term view Dow Jones- 17 0.75% Front Month Yes No No • Offers exposure to front month UBS Suite futures contracts • Implement short-term view Barclays 19 0.75%* One of the first 12 Yes, but No Yes • May mitigate roll yield and the effect Pure Beta Suite futures contracts potentially of price distortions in front month along the futures reduced futures contracts curve based on • Track commodity prices more allocation effectively by looking across at methodology multiple points of the futures curve Barclays 1 0.75%* December contract, Yes, but No Yes • May mitigate the impact of negative Seasonal rolls annually each potentially roll yield on natural gas futures Natural Gas October reduced (generally observed historically when natural gas futures are rolled monthly) * In addition, on each calendar day, a “futures execution cost” will be charged and deducted from the closing indicative note value of each ETN. The effect of the futures execution cost accumulates over time and is subtracted at a rate of 0.10% per year. See the applicable prospectus for more details. Page 20 [Graphic Appears Here]

Traditional Commodit y Index Returns [Graphic Appears Here] Commodity indices typically track the nearby commodity futures contract(s) and return performance can be broken down into Price movement Hypothetical Commodity Index 1 of the futures ± Roll yield collateral component Returns 2 contract (for total return indices) 1. In the context of investment strategies in the futures markets, “roll yield” is commonly used to describe the returns that occur over and above the changes in the spot returns. 2. Total return indices typically include a US Treasury bill component intended to measure the collateralized returns accrued from holding and rolling futures contracts. Page 21 [Graphic Appears Here]

Commodit y Index Roll Yield [Graphic Appears Here] Roll yield is an important component of commodity index returns and will depend on the shape of the futures curve

Backwardation
Price

Time to expiry • An expiring contract is sold and longer-term contract is purchased at a lower price • May positively impact a long position in a futures contract

Contango
Price

Time to expiry • An expiring contract is sold and a longer-term contrac t is purchased at a higher price • May negatively impact a long position in a futures contract For illustrative purposes only. Each scenario above assumes that the price and shape of the futures curve remains constant and a long position in a futures contract is rolled. Page 22 [Graphic Appears Here]

Commodit y Index Roll Yield [Graphic Appears Here] ?A comparison of spot indices and excess return indices can demonstrate the impact that a positive or negative roll yield can have on a long position ?Roll yield is determined by the difference in the excess return and spot return indices for each individual commodity Average Annual Roll Yield Contribution to Individual Commodity Index Performance from 2001 to 2011 (Excess Return – Spot Return = Roll Yield)*1 5% 0% -5% -10% -9.5% -15% 4% 10. —20% -25% -30% oil Oil Zinc Gas heat UBS inium opper Lead de t Corn offee ocoa otton Hogs Gold GSCI -C Nickel ing Cru Ga soline Na W beans C Sugar C C Cattle Silver DJ Alum Heat Soy Lean S&P 1. Source: Bloomberg, 12/29/00 –12/30/11. * Subindices used for individual commodity calculations are subindices of the S&P GSCI® Excess Return and S&P GSCI® Spot Indices. S&P GSCI® Excess Return and S&P GSCI® Spot Indices and DJUBSCI SM Excess Return Index and DJUBSCI SM Spot Index are used for overall index calculation. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index. Past performance is not indicative of future results. Page 23 [Graphic Appears Here]

“Front-end bias”

Historically, the front end of the futures curve for a commodity

- Has held the highest number of outstanding contracts (i.e., the first or second futures contract)
  - A large amount of passive money tracks the benchmark indices (traditional commodity indices); potentially greater than $150B[1]
  - Due to the transparency of index rules, the prices of certain commodities can be impacted during the roll period
- Has been the steepest part of the futures curve and therefore where roll yield is most significant
  - For contango markets, investing further out on the curve may allow investors to potentially mitigate the effect of negative roll yield
- Has been the most volatile part of the futures curve
  - The front end is the part of the curve that tends to be the most exposed to fundamental supply and demand shocks

- Open interest is defined as the total number of futures contracts outstanding in a particular commodity
- The chart depicts how a significant portion of outstanding open interest lies in the front of the curve, resulting from investments in the S&P GSCI®, DJ-UBSCI℠ and other front month indices
- The average percentage of total outstanding open interest in the front end for all commodities in the S&P GSCI® and DJ-UBSCI℠ is ~31%


Percentage in Front Month out of Total Outstanding Open interest[2]
70%
60%
50%
40%
30%
20%
10%
0%
Aluminium
Brent Crude
Cocoa
Coffee
Copper
Corn
Cotton
Feeder Cattle
Gasoil
Gasoline
Gold
Heating Oil
Wheat Kansas
Lead
Lean Hogs
Live Cattle
Natural Gas
Nickel
Silver
Soybean
Sugar
Tin
Wheat
WTI Crude
Zinc

1. Source: Barclays, 4/26/11, OTC Products and Securities.
2. Source: Bloomberg. Data are as of 3/30/12. ***This chart is for illustrative purposes only. Past performance is not indicative of future performance. The chart assumes $150B in index AUM in OTC Products and Securities.***

Page 24

BARCLAYS

Changing Investment Behavior in Commodity Markets Growth of Sophistication of Commodities Investors 120 Bn) Passive long only ( $ 100 index g, 80 Long strategies to mitigate roll yield and Outstandin 60 other objectives ount Long-short Am 40 Principal 20 0 2005 2006 2007 2008 2009 2010 2011 2012

Source: Barclays.

This chart is for illustrative purposes only and does not represent actual AUM in the respective strategies. Estimates of past AUM are notindicative of future growth in AUM.

[Graphic Appears Here]

Barcla ys Pure Beta Commodit y Indices ??The Barclays Pure Beta Commodity Indices aim to capture a more holistic measure of the price of a commodity by considering multiple futures contracts, not just the nearby contract ??Combine information on the price and open interest of the contracts of a futures curve to seek to create a more accurate measure of a commodity’s economic value ??Broad, sector, sub-sector, and single commodity Pure Beta Indices available Liquidity pockets for WTI futures 100 D/brl) (US 99 price Front month open interest: tures 98 11th month fu $22.4B open interest: WTI $16B 97 0 1 2 3 4 5 6 7 8 9 10 11 12 13 14 Tenor (months) Source: Bloomberg, as of 12/30/11. For illustrative purposes only. Past performance is not indicative of future results. Page 26 [Graphic Appears Here]

Pure Beta Indices: Overview of Methodology Investment Process Definitions Calculate the Front Year Average Front Year Average Price (FYAP): Step 1 Constructed to measure the theoretical Price (FYAP) for a Commodity average price of the “front year” of futures contracts for a given commodity Calculate the. Tracking Error of weighted by open interest Average of Step 2 settlement prices of the contracts in the each Tenor Index to the FYAP upcoming 12 months weighted by their open interest. Tenor Index: Tracks the performance of Step 3 Filter Out Illiquid Tenor Indices holding and rolling a series of futures contracts for that commodity. Comprised of the nearby contract or deferred contracts up to 11 months out. Step 4 Filter Out Dislocated Tenor Indices Liquidity screening: Any tenor index with outstanding open interest less than Pure Beta Allocation 7% of total open interest of the front year are excluded from the allocation Page 27 [Graphic Appears Here] [Graphic Appears Here]

Pure Beta Indices: Detailed Methodology [Graphic Appears Here] Step 1: Calculate the Front Year Average Price (FYAP) for a Commodity • Front Year Average Price (FYAP) – An open interest -weighted average price of contracts with expiries in the next 12 months – Designed to be a more reflective measure of the true economic value of a given commodity than the front month price % of Total Open Interest Open Interest Price Contract 1 348,022 37.7% 77.28 Contract 2 102,819 11.1% 78.66 Contract 3 90,525 9.8% 79.84 Contract 4 28, 414 3. 1% 80.74 Contract 5 24,735 2.7% 81.52 Contract 6 107,030 11.6% 82.24 Contract 7 27,728 3.0% 82.85 Contract 8 13,753 1.5% 83.36 Contract 9 26,196 2.8% 83.86 Contract 10 15,506 1.7% 84.37 Contract 11 15,823 1.7% 84.91 Contract 12 123,804 13.4% 85.46 Front Year Average 80.27 Step 2: Calculate the Tracking Error of each Tenor Index to the FYAP • Determine the Tenor Indices that are the best proxies for the front year average price by measuring the tracking error of each index to the front year average price • Tracking error is the standard deviation of the past 3 months of differences between the daily returns of the front year average price and a Tenor Index Tracking Error to FYAP 7% YAP 6% F 5% to Error 4% 3% racking 2% T 1% 0% 1 2 3 4 5 6 7 8 9 10 11 12 Tenor Index The table and chart above are hypothetical and for illustrative purposes only. They should not be viewed as an indication or prediction of future results. Page 28 [Graphic Appears Here]

Pure Beta Indices: Detailed Methodolo gy [Graphic Appears Here] Step 3: Filter Out Illiquid Tenor Indices • Tenor Indices with a percentage of total open interest of less than 7% are remove d to avoid an allocation to a less liquid contract • Percentage open interest for a Tenor Index is the open interest of the Tenor Index’s contract divided by the commodity’s front year total open interest on any particular day Tenor % of Total Index Open Interest Open Interest Eligible? 1 92,462 16.8% 3 2 62,238 11.3% 3 3 41,772 7.6% 3 4 63,324 11.5% 3 5 23,670 4.3% 2 6 58,819 10.7% 3 7 63,250 11.5% 3 8 53,107 9.7% 3 9 41,954 7.6% 3 10 17,790 3.2% 2 11 17,200 3.1% 2 12 14,368 2.6% 2 Step 4: Filter Out Dislocated Tenor Indices • Identify Tenor Indices that appear to be experiencing unusual flows • Assume that under “normal” conditions, the volatility of a Tenor Index decreases with its maturity • Seek to avoid Tenor Indices that violate this downward -sloping volatility rule Curve Dislocation 50% Dislocation Downward sloping volatility profile 45% 40% Volatility 35% 30% 25% 1 2 3 4 5 6 7 8 9 10 11 12 Tenor Index The table and chart above are hypothetical and for illustrative purposes only. They should not be viewed as an indication or prediction of future results. Page 29 [Graphic Appears Here]

Pure Beta Indices: Detailed Methodology [Graphic Appears Here] The Pure Beta methodology allocates to a contract along the futures curve that has the lowest tracking error to the Front Year Average Price, subject to liquidity and curve dislocation filters Tracking Error to FYAP* 8% 7% YA F 6% to 5% Error 4% king 3% Trac 2% 1% 0% 1 2 3 4 5 6 7 8 9 10 11 12 Tenor Index Filter Out Illiquid Tenors 3 3 3 3 2 3 3 3 3 2 2 2 Filter Out Dislocated Tenors 2 2 2 2 3 3 3 3 3 3 3 3 Pure Beta Allocation 3 * Stylized example for illustrative purposes only. Page 30

iPath® Commodit y ETNs [Graphic Appears Here] Common Uses ?Diversification ?Potential inflation protection Key Features ?Access to broad, sector, and single commodities futures indices ?Listed on NYSE Arca Stock exchange ?iPath® Pure Beta ETNs only: – Potential to mitigate roll yield and the effects of futures contract price distortions – Employs liquidity filter to try to avoid illiquid futures contracts Diversification may not protect against market risk. Page 31 [Graphic Appears Here]

iPath® Currency ETNs

Why currenc y? [Graphic Appears Here] For non-US assets, changes in the value of local currencies relative to the US dollar can affect a US investor’s returns ??Total Return (USD) = Local price return + Currency Return MSCI EURO MSCI UK MSCI JAPAN MSCI CANADA Local Currenc y USD Local Currenc y USD Local Currenc y USD Local Currenc y USD returns returns returns returns returns returns returns returns returns returns returns returns 2006 15.9% 11.4% 30.2% 10.7% 13.7% 26.2% 6.1% -1.1% 5.1% 15.7% -0.3% 16.2% 2007 3.3% 10.5% 11.0% 3.0% 1.3% 4.7% -11.3% 6.5% -5.4% 8.2% 16.8% 27.6% 2008 -40.9% -4.2% -48.2% -31.6% -26.5% -50.6% -43.6% 23.3% -30.5% -33.2% -18.1% -46.6% 2009 ??23.4% 2.5% 31.2% 22.3% 10.8% 37.3% 7.3% -2.6% 4.4% 29.7% 15.7% 52.7% 2010 3.9% -6.5% 1.0% 8.5% -3.5% 5.2% -1.2% 14.7% 13.4% 12.0% 5.5% 18.2% 2011 -12.2% -3.2% -13.8% -5.4% -0.4% -6.1% -20.5% 5.5% -16.2% -12.2% -2.3% -14.4% ?For US investors, local currency appreciation may enhance overall US dollar return, local currency depreciation may reduce returns Source: Bloomberg, 2006–2011. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index. Past performance is not indicative of future results. Page 33 [Graphic Appears Here]

[Graphic Appears Here] The Investment Case for Currenc y Exchange Rate Correlation 1 to Currency Correlation 1 Underlying Equity Market across countries 5-year correlations between EUR GBP JPY CAD equity and currency returns (measured using exchange rate to USD and MSCI local index returns) EUR 0.61 0.20 0.45 Europe 0.31 GBP 0.61 0.04 0.46 United Kingdom 0.29 JPY 0.21 0.04 0.18 Japan -0.41 CAD 0.45 0.46 0.18 Canada 0.51 EUR GBP JPY CAD Historical Annualized 10.91% 10.86% 11.10% 11.32% Volatility 2 Source: Bloomberg, MSCI Inc, 12/31/05 –3/30/12. Correlations calculated using weekly returns. 1. Correlation is the term used to describe the historical statistical relationship between two or more quantities or variables. Perfectly correlated assets have a correlation coefficient of one, while the correlation coefficient is zero when returns on two assets are completely independent. 2. Volatility is a measure of variability from the expected value. Annualized Volatility is based on monthly returns for a specifie , d time period and describes how the annual returns in a given annual period have differed from average annualized returns. Because the Annualized Volatility is based on historical data, it may not predict variability on annualized performance of the ETNs in the future. Page 34 [Graphic Appears Here]

Currenc y as an Asset Class [Graphic Appears Here] Ability to separate the currency decision from other investment decisions ??Explicit, conscious decision ??Increase opportunities and potential investment views Historically low correlation with bonds and equities ??Low to negative historical correlations with equities ??Hedging bonds can help reduce correlations ??Currencies themselves offer additional diversification benefits Given market inefficiencies , return opportunities exist ??Majority of currency transactions are not motivated by speculation on currency movements ??Currencies may deviate from fair value for extended periods ??Unlike traditional asset classes , however , currencies . do not have a positive expected return Diversification may not protect against market risk. Page 35

Currenc y Strategies [Graphic Appears Here] Implement short-term tactical views ?Positive/negative view on the US dollar or foreign currency Use as a substitute for other asset classes ?e.g. , Purchase currencies of commodities -exporting countries for potential indirect exposure to commodity prices Overlay ?Separa te currency view from a market or active manager decision Global cash diversification ?Away from US dollar into other currencies Risk reduction through currency hedging ?Reduce or remove unwanted risk from foreign currency movements of volatility The strategies discusses are strictly for illustrative and educational purposes and should not be constructed as a recommendation to purchase or sell, or an offer to sell or a solicitation of an offer to buy any security. There is no guarantee that any strategy discussed will be effective. Page 36 [Graphic Appears Here]

Currency Exchange Traded Products Across Providers 9 45 8 40 $ B) ( 7 35 tanding 6 30 ucts 5 25 Prod Outs of Amount 4 20 al 3 15 Number Princip 2 10 1 5 0 0 06/06 09/06 12/06 03/07 06/07 09/07 12/07 03/08 06/08 09/08 12/08 03/09 06/09 09/09 12/09 03/10 06/10 09/10 12/10 03/11 06/11 09/11 12/11 03/12 Total Principal Amount Outstanding Number of Products Source: Bloomberg, 6/30/2006 – 03/30/2012 Page 37 [Graphic Appears Here]

[Graphic Appears Here] iPath ® Currenc y ETNs iPath® ETN Name Ticker Symbol Exposure Yearly Fee1 Exchange Rate iPath® EUR/USD Exchange Rate ETN ERO EUR/USD 0.40% iPath® GBP/USD Exchange Rate ETN GBB GBP/USD 0.40% iPath® JPY/USD Exchange Rate ETN 40% JYN JPY/USD 0. Multi-Currency iPath® GEMS Index™ ETN JEM 15 emerging markets currencies 0.89% ® 8 Asian emerging market iPath GEMS Asia 8 ETN AYT 0.89% currencies ® 5 Middle Eastern and Asian iPath Asian & Gulf Currency Revaluation ETN PGD 0.89% currencies iPath® Optimized Currency Carry ETN ICI G10 currencies 0.65% 1. The investor fee is equal to the Yearly fee times the principal amount of your securities times the index factor calculated on a daily basis in the following manner: The investor fee on the inception date is equal to zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your securities times the index , factor on that day (or if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the currency component on that day times the accumulation component on that day. Page 38 [Graphic Appears Here]

iPath® Exchan ge Rate ETNs [Graphic Appears Here] As the €, £, ¥ appreciate relative to the $ (exchange rate increases in value), the correspon ding iPath Exchange Rate ETN increases in value: iPath Exchange 1 Currency Return + Deposit Rate Investor Fee Rate ETN Return 1. The investor fee is equal to the Yearly fee times the principal amount of your securities times the index factor calculated on a daily basis in the following manner: The investor fee on the inception date is equal to zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your securities times the index , factor on that day (or if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the currency component on that day times the accumulation component on that day. Page 39 [Graphic Appears Here]

iPath® Global Emerging Markets Strategy (GEMS) ETNs [Graphic Appears Here] ??Linked to Barclays GEMS Indices, designed to provide exposure to local currencies in specified emerging markets , through short-term liquid and diversified instruments ??Designed to pay a monthly coupon depending on implied interest earned ??May be used by investors seeking emerging markets exposure with potential for income, historically low volatility and low duration Broad emerging Asia emerging Pegged currencies markets currencies markets currencies JEM AYT PGD Currencies Currencies Currencies Hungarian Florint Columbian Peso Chinese Yuan Indian Rupee Polish Zloty Mexican Peso Hong Kong Dollar Indonesian Rupiah Russian Ruble Indian Rupee Saudi Riyal Philippine Peso South African Rand Indonesian Rupiah Singapore Dollar South Korean Won Turkish Lira Philippine Peso UAE Dirham Thai Baht Argentine Peso South Korean Won Malaysian Ringgit Brazilian Real Thai Baht Taiwan Dollar Chilean Peso Chinese Yuan Page 40 [Graphic Appears Here]

Barclays Global Emerging Markets Strategy (GEMS) Performance Barclays Barclays GEMS Asia 8 Barclays GEMS Pegged S&P 500® GEMS Index™ Index™ Currency Index™ Index Annualized Returns 30% 2. 1. 43% 0. 1. 21% 69% Volatility 1 10.44% 6.26% 1.51% 24.85% Correlation 2 vs. ® 0.69 0.59 0.48 1.00 S&P 500 Index 120% 110% Barclays GEMS Index™ 100% 90% Barclays GEMS Asia 8 preciation Index™ 80% Ap 70% Barclays GEMS Pegged Currency Index™ Percent 60% 50% S&P 500 Index 40% 04/08 06/08 08/08 10/08 12/08 02/09 04/09 06/09 08/09 10/09 12/09 02/10 04/10 06/10 08/10 10/10 12/10 02/11 04/11 06/11 08/11 10/11 12/11 02/12 Source: Bloomberg, 4/4/08–03/30/12, using daily data. Past performance is not indicative of future results. One cannot invest directly in an index. 1.Volatility is a measure of variability from the expected value. Annualized volatility is based on monthly returns for a specified time period, and describes how the annual returns in a given annual period have differed from average annualized returns. Because the Annualized Volatility is based on historical data, it may not predict variability on annualized performance of the ETNs in the future . 2. Correlation is the term used to describe the historical statistical relationship between two or more quantities or variables. Perfectly correlated assets have a correlation coefficient of one, while the correlation coefficient is zero when returns on two assets are completely independent. Page 41 [Graphic Appears Here]

iPath® Optimized Currency Carry ETN (ICI) [Graphic Appears Here] What is the “carry trade”? ?Borrows in currencies with low domestic yields and invests in currencies with high domestic yields ?Seeks to capture potential returns from the difference in yields The Intelligent Carry Strategy used by the iPath® ICI ETN is applied to the “G10 currencies” ?Euro ?Canadian Dollar ?US Dollar ?Australian Dollar ?Japanese Yen ?New Zealand Dollar ?British Pound ?Swedish Krona ?Swiss Franc ?Norwegian Krone Page 42 [Graphic Appears Here]

Barclays Optimized Currency Carry Index ™ Performance Barclays Optimized Currency Carry Index™ S&P 500® Index Annualized Returns 0. 31% 1. 22%— Volatility 1 6.18% 24.64% Correlation 2 vs. S&P 500® Index 0.32 110% 100% Barclays Optimized 90% Currency Carry Index™ 80% Appreciation S&P 500 Index 70% Percent 60% 50% 40% 02/ 08 08 04/ 08 06/ 08 08/ 10/ 08 08 12/ 09 02/ 09 04/ 06/ 09 09 08/ 09 10/ 09 12/ 10 02/ 04/ 10 06/ 10 08/ 10 10 10/ 10 12/ 02/ 11 04/ 11 06/ 11 11 08/ 11 10/ 11 12/ 02/ 12 Source: Bloomberg, 2/1/08–3/30/12, using daily data. Past performance is not indicative of future results. One cannot invest directly in an index. 1.Volatility is a measure of variability from the expected value. Annualized volatility is based on monthly returns for a specified time period, and describes how the annual returns in a given annual period have differed from average annualized returns. Because the Annualized Volatility is based on historical data, it may not predict variability on annualized performance of the ETNs in the future . 2. Correlation is the term used to describe the historical statistical relationship between two or more quantities or variables. Perfectly correlated assets have a correlation coefficient of one, while the correlation coefficient is zero when returns on two assets are completely independent. Page 43 [Graphic Appears Here]

iPath® Currenc y ETNs [Graphic Appears Here] Common Uses ?Express directional view on currency ?Cash diversification: Use foreign currencies to diversify USD holdings ?Hedging needs Key Features ?Cost-effective access ?Listed on NYSE Arca stock exchange ?ICI: Exposure to a risk-managed, long/short multi-currency strategy [Graphic Appears Here] Diversification may not protect against market risk. Page 44

iPath® Volatility ETNs

What is VIX? [Graphic Appears Here] CBOE Volatility Index® ??The CBOE Volatility Index®, more commonly referred to as “VIX Index”, is an implied volatility index that measures the markets ‘ expectation of 30-day S&P 500® volatility based on prices of near term S&P 500® Index (SPX) put and call options ??Historically, the VIX Index has tended to be highly negatively correlated to the performance of US Equities ue 250% val S&P 500 Correlation 1 of VIX Index with VIX index starting 200% benchmark indices from 150% S&P 500® Index -0.69 e chang 100% 64 MSCI EAFE Index -0. MSCI EM Index -0.63 50% Barclays US Aggregate Bond Index 0.04 Percentage 0% 0 1 2 3 4 5 6 7 8 9 0 1 2 200 200 200 200 200 200 200 200 200 200 201 201 201 Dow Jones-UBS Commodity Index Total ReturnSM -0.31 Source: Bloomberg, 1/1/00 – 3/30/12. 1.Correlation is the term used to describe the historical statistical relationship between two or more quantities or variables. Perfectly correlated assets have a correlation coefficient of one, while the correlation coefficient is zero when returns on two assets are completely independent. Index returns are for illustrative purposes only. Index performance returns do not reflect any investor fees, transactions costs and expenses. Indexes are unmanaged and one cannot invest directly in an Index. Past performance is not indicative of future results. Diversification may not protect against market risk. Page 46 [Graphic Appears Here]

Volatilit y Exchan ge Traded Products [Graphic Appears Here] The CBOE Volatility Index® is not directly investable Prior to the iPath® Volatility ETNs, there were limited ways to access VIX exposure ??VIX futures and VIX options (listed exchange derivatives) ??Over the counter, mainly through variance swaps or SPX options January 2009: The first iPath . ® Volatility ETNs were launched Since then 35 4.5 $ B) 30 4.0( 3.5 ding ts 25 3.0 Total Principal amount Produc 20 2.5 Outstan outstanding of 15 2.0 Number of Exchange -1.5 umber 10 Amount Traded products N 0 1. l 5 0.5 Principa 0 0.0 03/09 06/09 09/09 12/09 03/10 06/10 09/10 12/10 03/11 06/11 09/11 12/11 03/12 Source: Bloomberg, 3/31/2009 – 3/30/2012. Page 47

iPath® Volatilit y ETNs [Graphic Appears Here] Ticker Yearly iPath ® ETN Name Symbol Index Name Fee* Short -Term Exposure iPath® S&P 500 VIX Short-Term Futures TM ETN VXX S&P 500 VIX Short-Term Futures TM TR Index 0.89% iPath® Inverse S&P 500 VIX Short-Term Futures TM ETN XXV S&P 500 VIX Short-Term Futures TM ER Index 0.89% iPath® Inverse S&P 500 VIX Short-Term Futures TM ETN (III) IVOP S&P 500 VIX Short-Term Futures TM ER Index 0.89% Medium -Term Exposure iPath® S&P 500 VIX Mid-Term Futures TM ETN VXZ S&P 500 VIX Mid-Term Futures TM TR Index 0.89% iPath® Long Enhanced S&P 500 VIX Mid-Term Futures TM ETN (II) VZZB S&P 500 VIX Mid-Term Futures TM TR Index 0.89% Dynamic Exposure iPath® S&P 500 Dynamic VIX ETN XVZ S&P 500 Dynamic VIX Futures TM TR Index 0.95% * The investor fee is the Yearly Fee times the applicable closing indicative value times the applicable daily index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero . On each subsequent calendar , day until maturity or early redemption the investor fee will be equal to the Yearly Fee times the closing indicative value on the immediately preceding calendar day times the daily index factor on that day (or, if such day is not an index business day, one) divided by 365. Page 48 [Graphic Appears Here]

VXX and VXZ [Graphic Appears Here] The iPath® S&P 500 VIX Short-Term Futures TM ETN (VXX) and the iPath® S&P 500 VIX Mid-Term FuturesTM ETN (VXZ) reflect the returns of rolling VIX futures ??VXX: Daily rolling position in the first and second month futures ??VXZ: Daily rolling position in the 4th, 5th, 6th, and 7th month futures VXX and VXZ have historically demonstrated convex negative correlation: Greater reaction to large decreases in the equity markets than to large increases Convexity of VXX is larger compared to VXZ 40% 30% 20% n 20% 10%retur 10% return month 0% 1 0% month VXX 1 -10% -10% VXZ -20% -20% -30% -30% -12% -8% -4% 0% 4% 8% 12% -12% -8% -4% 0% 4% 8% 12% SPY 1 month return SPY 1 month return Sources: Barclays, Bloomberg, 1/09 03/12. You should not rely on historical information. Such historical information is not indicative of future performance. For current iPath ETN performance, please visit www.iPathETN. com. Page 49 [Graphic Appears Here]

Roll Yield [Graphic Appears Here] VIX® futures term structure can cause a drag on the performance of the ETNs The market for VIX® futures tends to trade in contango 1 during low volatility periods VXX tends to suffer a greater negative roll yield2 than VXZ as the curve tends to be steeper at the front end Volatility term structure is typically upward 20% sloping during “normal” times Le vel 19% Roll at maturity Volatility 18% Yield for 3M future plied 17% Im 16% Roll at maturity Yield for 1M future Future 15% VIX 14% 0 1 2 3 4 5 6 7 Time to Expiration (Months) FOR ILLUSTRATIVE PURPOSES ONLY 1. When the prices of futures contracts for distant delivery months are higher than prices of futures contracts with nearer delivery months, the futures curve is said to be in “contango “. 2. In the context of investment strategies in the futures markets, “roll yield” is commonly referred to describe the returns that occur over and above the changes in the spot returns. Page 50 [Graphic Appears Here]

S&P 500® Dynamic VIX Futures TM Index [Graphic Appears Here] Designed to offer efficient exposure via a dynamic investment in volatility Uses the volatility term structure ratio to determine whether to be long or short ??Ratio of 1-month / 3-month Implied volatilities (VIX® Index / VXV® Index) Aims to have ??Reduced “roll cost” during normal or low volatility regimes (contango) ??Increased exposure to VIX® Index only when volatility is at elevated levels (backwardation) * Contango Backwardation Ratio: <0.9 0.9 -1.0 1.0 -1.05 1.05 -1.15 >1.15 I. Strong II . Weak III . Weak IV. V. Strong Contango Contango Backwardation Backwardation Backwardation Short -term 25% VIX futures 50% 70% 80% 100% Medium -term 75% VIX futures -30% 50% -20% FOR ILLUSTRATIVE PURPOSES ONLY * There can be no assurance that the index will accurately predict the market volatility over time. As a result, if the index fails to accurately predict trends of volatility, it may not be successful in correctly allocating between Short-term VIX futures and Medium -term VIX futures. Page 51

Common Uses of iPath® Volatilit y ETNs [Graphic Appears Here] Manage Risk/Hedge ?Negative historical correlations to equity markets provides tool to hedge equity exposure and manage risk ?Volatility historically tends to increase more significantly during market down moves than it decreases during up moves (convexity), providing protection when investors may need it most Express directional view on volatility ?Buy/sell if investor has a view in increasing/decreasing volatility futures ?Combinations of VIX ETNs allows investors to express refined views – VXX for short-term views – VXZ and XVZ for medium -long term views – Leveraged and inverse products Page 52 [Graphic Appears Here]

Features of iPath® Volatilit y ETNs [Graphic Appears Here] Operationally more efficient than using futures/options ??Eliminates opening of futures/options accounts ??Eliminates need to manage relatively expensive options portfolio or rolling of futures contracts on a monthly basis ??Need for in house futures and options trading expertise is minimized Provide a liquid instrument to access equity market volatility ??Liquid products that are highly correlated with the uninvestable VIX index Are iPath® volatility ETNs right for you? ??May not be suitable for all types of investors ??May not be suitable for all market circumstances ??Investors should consider the investment time horizon when choosing the appropriate iPath Volatility ETN Page 53 [Graphic Appears Here]

iPath® Leveraged ETNs

The Levera ged ETP Market [Graphic Appears Here] Market Statistics ??Approximately $31 billion in leveraged/inverse Exchange -Traded Products (ETPs), with over 230 products globally across providers ??17.3% of total trading volume and 2.6% of total AUM contained in the ETP market ??High daily turnover sugges ts uses are dominated by shorter term views Exposures ??Approximately $21B (68%) linked to US Equities ??Other popular themes – Long term US Treasuries – Financial Sector – Commodity – Other Equity Broad Indices – Currencies Source: Barclays, as of 03/30/12. Page 55 [Graphic Appears Here]

Features of Daily-Rebalancing Leveraged ETPs [Graphic Appears Here] Daily Reset ETPs are designed to achieve their stated objective on a daily basis Performance over the long term may vary from investor expectations ??Long-term returns are usually not a fixed multiple of the index ??Daily reset mechanism adds a ‘path dependency’* to long term performance ??Volatility in index performance may significantly impact long term performance High level of trading within replicating portfolios ??The reset mechanism means that daily-rebalancing leveraged strategies tend to “buy high, sell low” ??A typical -3x strategy rebalances 12% of portfolio holdings for each 1% move in the underlying Index ??Risk of significant tracking error due to high transaction costs and frequency Frequent rebalancing may create large short-term taxable events Sources: Bloomberg, Barclays. Page 56 [Graphic Appears Here]

iPath® Levera ged ETNs: Product Design [Graphic Appears Here] Three basic principles of design ?Target a fixed multiple return, established at the inception of the ETN, of the performance of an index over a long term ?Replicate the economics of long or short leveraged positions by notionally borrowing and investing in the underlying index ?Mitigate the path dependency* to underlying index that daily reset products have Consequence of Design ?Do not in general deliver a fixed multiple of index performance each day * An index-linked security shows “path dependency” if the value at any given day cannot be derived only from the current and initial index value, but instead is dependent on the historical path that the index has taken over the calculation period. Page 57 [Graphic Appears Here]

iPath® Levera ged ETNs [Graphic Appears Here] iPath ® ETN Name 1 Ticker Symbol Index Name Yearly Fee2 Long Extended iPath® Long Extended Russell 1000® ROLA Russell 1000® Total 0.50% TR Index ETN Return Index Financing: 3m LIBOR + 0.60% iPath® Long Extended Russell 2000® RTLA Russell 2000® Total 0.50% TR Index ETN Return Index Financing: 3m LIBOR + 0.60% iPath® Long Extended S&P 500® SFLA S&P 500® Total 0.35% TR Index ETN Return Index Financing: 3m LIBOR + 0.60% Long Enhanced iPath® Long Enhanced MCSI EAFE® MFLA MSCI EAFE® Net Total 0.80% Index ETN 60% . Return Index Financing: 3m LIBOR + 0 iPath® Long Enhanced MSCI EMLB MSCI Emerging Markets 0.80% Emerging Markets Index ETN Net Total Returns Index Financing: 3m LIBOR + 0.60% 1. For each series of ETNs, “enhanced” refers to an initial leverage factor of 2 on the date of the ETN’s issuance and “extended” refers to an initial leverage factor of 3 on the date of the ETN’s issuance. A “long” ETN is linked to a leveraged participation in the performance of the underlying index, whereas a “short” ETN is linked to a leveraged participation in the inverse performance of the underlying index. Because the leveraged exposure to the underlying index does not reset, investors who invest at a time other than inception of the each respective ETN will invest at a different “participation” —or value of the notional exposure per ETN to the performance of the underlying index relative to the value of each ETN—and therefore may have a different leverage ratio than the initial leverage factor. For more information on the participation, see the section entitled “Participation” in the applicable prospectus. 2. The investor fee is calculated on a daily basis in the following manner: The investor fee on the initial valuation . date will equal zero On each subsequent calendar day until maturity or early redemption, the investor fee will be equal to the Yearly Fee times the closing indicative value on the immediately preceding calendar day dividend by 365. Page 58 [Graphic Appears Here]

iPath® Inverse Levera ged ETNs [Graphic Appears Here] iPath ® ETN Name 1 Ticker Symbol Index Name Yearly Fee2 Short Extended iPath® Short Extended Russell 1000® ROSA Russell 1000® Total Return 0.50% TR Index ETN Index Borrow Rate: 1.00% iPath® Short Extended Russell 2000® RTSA Russell 2000® Total Return 0.50% TR Index ETN Index Borrow Rate: 1.75% iPath® Short Extended S&P 500® 35% SFSA S&P 500® Total Return Index 0. TR Index ETN Borrow Rate: 0.50% Short Enhanced iPath® Short Enhanced MCSI EAFE® MFLA MSCI EAFE® Net Total 0.80% Index ETN .75% Return Index Borrow Rate: 1 iPath® Short Enhanced MSCI EMLB MSCI Emerging Markets Net 0.80% Emerging Markets Index ETN Total Returns Index Borrow Rate: 2.50% 1. For each series of ETNs, “enhanced” refers to an initial leverage factor of 2 on the date of the ETN’s issuance and “extended” refers to an initial leverage factor of 3 on the date of the ETN’s issuance. A “long” ETN is linked to a leveraged participation in the performance of the underlying index, whereas a “short” ETN is linked to a leveraged participation in the inverse performance of the underlying index. Because the leveraged exposure to the underlying index does not reset, investors who invest at a time other than inception of the each respective ETN will invest at a different “participation” —or value of the notional exposure per ETN to the performance of the underlying index relative to the value of each ETN—and therefore may have a different leverage ratio than the initial leverage factor. For more information on the participation, see the section entitled “Participation” in the applicable prospectus. 2. The investor fee is calculated on a daily basis in the following manner: The investor fee on the initial valuation . date will equal zero On each subsequent calendar day until maturity or early redemption, the investor fee will be equal to the Yearly Fee times the closing indicative value on the immediately preceding calendar day dividend by 365. Page 59 [Graphic Appears Here]

Key Feature of iPath® Leveraged ETNs: Participation [Graphic Appears Here] Participation provides investors with an indication of leverage at a given point in time Participation is the ratio between the notional exposure to the underlying index per ETN and the indicative ETN value. (Participation = Intraday Long (or Short) Index Amount / Intraday Indicative Note Value) For any time period, the returns of the ETN can be approximated as the product of the participation at the beginning of the period times the performance of the underlying index over the period, minus fees and costs Return on Investment = (Participation at Purchase x Index Performance) – Fees/Costs The participation values serves to approximate the variable multiple of returns to the Index Performance that will be reflected in the value of the ETN on any given day. The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for the ETNs, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the ETNs. Page 60 [Graphic Appears Here]

Comparison of iPath Leveraged ETNs and Leveraged ETFs iPath Leveraged ETNs Leveraged ETFs Leveraged Performance Yes Yes Liquidity Daily on exchange Daily on exchange Registration Securities Act of 1933 Investment Company Act of 1940 Form Global medium -term note 40 Act Fund/UIT Principal Risk Market and issuer risk Market risk Recourse Issuer credit Portfolio of securities Performance Target Payment at maturity Daily or monthly performance target Maturity Fixed maturity 1 No Path Dependency 2 No Yes Institutional Size Redemption Daily to issuer3 Daily via custodian Formulaic Optional Redemption Value Yes3 No Automatic Termination Event Yes No 1. Subject to the occurrence of an automatic termination event or early redemption by the investor. 2. An index-linked security shows “path dependency “ if its value on any given day cannot be derived from the current and initial values of its underlying index but instead is dependent on the historical “path” that the index has taken over the calculation period. 3. Subject to the occurrence of an automatic termination event. Page 61 [Graphic Appears Here]

iPath ® Levera ged Long ETN Mechanics Similar to the behavior of a long margin account Financing Level: Notional loan provided to finance the long position in the underlying index (minus accrued interest & fees). Closing Indicative Note Value (CINV) : CINV = Long Index Amount – Financing Level. Published on each valuation date. Long Index Amount : Notional long position in the underlying index. Participation : Participation = Intraday Long (or Short) Index Amount/Intraday Indicative Note Value). For Illustrative Purposes only. Note that the principal amount, initial leverage factor, and underlying index will vary with each series of the iPath® Long ETNs. Page 62 [Graphic Appears Here]

iPath ® Levera ged Short ETN Mechanics Similar to the behavior of a short margin account Closing Indicative Note Value (CINV) : CINV = T-Bills Amount – Short Index Amount. Published on each valuation day. Short Index Amount : Notional short position in the underlying index. T-Bills Amount : Total amount of cash (plus accrued interest minus accrued fees). Participation : Participation = Intraday Long (or Short) Index Amount/Intraday Indicative Note Value). For Illustrative Purposes only. Note that the principal amount, Initial Leverage Factor, and underlying index will vary with each series of the iPath® Short ETNs. Page 63 [Graphic Appears Here]

iPath® Levera ged ETNs [Graphic Appears Here] Common Uses ??Express directional views of the market ??Manage risk/hedge ??Implement arbitrage strategies Potential Benefits ??Transparent access to a leveraged strategy ??Cost efficiency ??No path dependency 1 ??Listed on NYSE Arca stock exchange Are iPath® Levera ged ETNs right for you? ??Leverage increases the sensitivity of the ETN to change in the underlying index ??A decrease in the level of the index may result in a significantly greater decrease in the repayment amount 1. An index-linked security shows “path dependency” if the value at any given day cannot be derived only from the current and initial index value, but instead is dependent on the historical path that the index has taken over the calculation period. Page 64 [Graphic Appears Here]

iPath® CBOE S&P 500 BuyWrite IndexSM ETN

iPath® CBOE S&P 500 BuyWrite IndexSM ETN [Graphic Appears Here] iPath® ETN Name Ticker Symbol Index Name Yearly Fee1 iPath® CBOE S&P 500 BWV CBOE S&P 500 0.75% BuyWrite IndexSM ETN BuyWrite IndexSM Index strategy is a hypothetical covered call on the S&P 500® Index ?”Buy”: Hold a notional long position in the S&P 500® Index ?”Write”: Sell a succession of one month, at-the-money S&P 500® Index call options 1. The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the Index Factor, calculated on a daily basis in the following manner: the Investor fee on inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediatel y precedin g trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the index in the inception date. Option Strategies are not suitable for all investors. Page 66 [Graphic Appears Here]

The BuyWrite Strate gy Seeks to generate a profit with the sale of the option premium ??Offset losses, up to the value of the premium, if the S&P 500® Index loses value [Graphic Appears Here] ??Gains the value of the premium if the S&P 500® Index is constant ??Limits upside participation of the S&P 500® Index to the value of the option premium Hypothetical Payoff of BuyWrite Strategy S&P 500® Index rns CBOE S&P 500 BuyWrite IndexSM Retu Option Premium Strategy S&P 500® Index Returns The diagram above is for illustrative purposes only and is not representative of any specific investment outcome. The diagram should not be viewed as an indication or prediction of future results. One cannot directly invest in an index. Option Strategies are not suitable for all investors. Page 67 [Graphic Appears Here]

Bu yWrite Index Performance CBOE S&P 500 BuyWrite Index SM S&P 500® Index Annualized Returns 1.7% -1.5% Volatility 1 17.4% 23.7% Correlation 2 to S&P 500® Index 0.92 120% CBOE S&P 500 BuyWrite Index 100% S&P 500 Index 80% Appreciation 60% t n Perce 40% 20% 0% /07 /07 1/07 2 /08 /08 05 /08 08 1/08 /09 2 /09 /09 1/09 2 /10 /10 /10 1/10 /11 2 /11 /11 1/11 /12 2 05 08 1 0 1 0 05 08 1 0 05 08 1 0 05 08 1 0 Source: Bloomberg, 5/23/07 –03/30/12. Past performance is not indicative of future results. One cannot invest directly in an index. 1. Volatility is a measure of variability from the expected value. Annualized volatility is based on monthly returns for a specified time period, and describes how the annual returns in a given annual period have differed from average annualized returns. Because the Annualized Volatility is based on historical data, it may not predict variability on annualized performance of the ETNs in the future . 2. Correlation is the term used to describe the historical statistical relationship between two or more quantities or variables. Perfectly correlated assets have a correlation coefficient of one, while the correlation coefficient is zero when returns on two assets are completely independent. Page 68 [Graphic Appears Here]

iPath® CBOE S&P 500 BuyWrite IndexSM ETN [Graphic Appears Here] Common Uses ??Access to exposure that has historically been highly correlated to the S&P 500® Index, but with lower volatility ??Provide option premium that can, to a limited extent, offset losses from downside market performance in an equity portfolio ??Implement view that realized volatility of the S&P 500® Index will be lower than volatility implied by call option premium Features ??Listed on NYSE Arca stock exchange ??Exposure to a BuyWrite strategy for investors who may not have access to options accounts ??Operationally efficient: Eliminates need to manage options portfolio or rolling of futures contracts Key Considerations ??Positive returns are limited by the value of the premium and may be less than a direct investment in the S&P 500® Index Past performance is not indicative of future results. Option strategies are not suitable for all investors. Page 69 [Graphic Appears Here]

iPath® MSCI India IndexSM ETN

Why Exposure to Indian Equity? [Graphic Appears Here] Targeted emerging markets exposure ?Potential portfolio diversification benefits ?Additional diversification to broad emerging markets exposure India’ s growing economic significance ?India is the second most populous country in the world behind China ?India’s real Gross Domestic Product grew 8.4% on average over the last 5 years Sources: Bloomberg. Diversification may not protect against market risk. Past Performance is not indicative of future results. Page 71 [Graphic Appears Here]

iPath® MSCI India IndexSM ETN [Graphic Appears Here] iPath® ETN Name Ticker Symbol Index Name Yearly Fee1 iPath® MSCI India IndexSM ETN INP MSCI India Total 0.89% Return IndexSM MSCI India Index ?Represents 85% of the free-float adjusted market cap of Indian equities Comprised of 71 companies listed on the National Stock Exchange of India2 Index Market Cap: $239B2 1. The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the Index Factor, calculated on a daily basis in the following manner: the Investor fee on inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediatel y precedin g trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the index in the inception date. 2. As of 03/30/12. Page 72 [Graphic Appears Here]

Unique Exposures: MSCI India Total Return IndexSM [Graphic Appears Here] Index Sector Breakdown as ofSector December Weighting 31, 2011 as of March 30, 2012 Financials (26.31%) Information Technology (17.14%) Energy (11.69%) Materials (9.67%) Consumer Staples (7.90%) Consumer Discretionary (8.66%) Industrials (5.98%) Health Care (5.13%) Utilities (5.04%) Telecommunication Services (2 47%) . . Float Adj Top Ten Constituents Shares INFOSYS 10.13% RELIANCE INDUSTRIES 8.07% HDFC BANK 6.49% HOUSING DEV FINANCE CORP 6.01% TATA CONSULTANCY 4.51% 20% ITC 4. TATA MOTORS 3.41% ICICI BANK 3.12% HINDUSTAN UNILEVER 2.91% LARSEN & TOUBRO 2.23% Source: MSCI, Inc. Sector breakdown and holdings as of 3/30/12 and are subject to change. The Global Industry Classification Standard (GICS) was developed by and is the exclusive property of MSCI and Standard & Poor’s. “Global Industry Classification Standard (GICS)” is a service mark of MSCI and Standard & Poor’s. Page 73 [Graphic Appears Here]

MSCI India Total Return Index SM Performance MSCI India TR Index SM S&P 500® Index Annualized Returns 3.05% -0.03% Volatility 1 34.74% 22.97% Correlation 2 vs. S&P 500® Index 0.59 200% 150% MSCI India Total Return Index Appreciation 100% ent S&P 500 Index Per c 50% 0% 12/0 6 7 03/0 06/0 7 09/0 7 12/0 7 8 03/0 8 06/0 8 09/0 12/0 8 9 03/0 9 06/0 9 09/0 9 12/0 0 03/1 06/1 0 0 09/1 0 12/1 03/1 1 1 06/1 1 09/1 1 12/1 03/1 2 Source: Bloomberg, 12/19/06 –03/30/12. Past performance is not indicative of future results. One cannot invest directly in an index. 1. Volatility is a measure of variability from the expected value. Annualized volatility is based on monthly returns for a specified time period, and describes how the annual returns in a given annual period have differed from average annualized returns. Because the Annualized Volatility is based on historical data, it may not predict variability on annualized performance of the ETNs in the future . 2. Correlation is the term used to describe the historical statistical relationship between two or more quantities or variables. Perfectly correlated assets have a correlation coefficient of one, while the correlation coefficient is zero when returns on two assets are completely independent. Page 74 [Graphic Appears Here]

iPath® Fixed Income ETNs

Historical Ran ge of US Treasur y Yields 18% 16% 14% 12% 10% 8% 6% 4% 2% _10 Year yield: 1.87% 0% _2 Year yield: 0.24% 76—- 78—80—82 84—- 86 88—- 90—92 94—96—- 98 00—02—- 04 06—08—10 -Jun Jun Jun Jun Jun Jun Jun Jun Jun Jun Jun Jun Jun Jun Jun Jun Jun Jun Source: Bloomberg, 6/30/76 –3/30/12. For illustrative purposes only. Past Performance is not indicative of future results. Page 76 [Graphic Appears Here]

US Treasur y Yield Curve Refresher [Graphic Appears Here] ??The US Treasury yield curve reflects the range of yields that investors in US government debt may expect to receive on investments over a range of terms to maturity ??The natural shape of the curve is upward sloping, reflecting the relatively higher yields that an investor in longer-term US Treasuries would expect to receive in exchange for investing capital for longer periods of time ??Factors impacting yield curve shape – Fundamental factors: US monetar y policy, business cycle, inflation expectations – Technical factors: Treasury supply, Treasury demand Hypothetical Example of US Treasury Yield Curve Positions Steepening of the yield curve Baseline yield curve Flattening of the (%) yield curve ield Y 2 yr 30 yr Maturity US Treasury Securities For illustrative purposes only. The chart above is hypothetical and does not represent actual historical yields. You should not rely on such hypothetical information. Such hypothetical information is not indicative of future performance. Page 77 [Graphic Appears Here]

Expressing a View on the Yield Curve [Graphic Appears Here] Expressing a view can be difficult ?Investors may not have the time and resources required to manage a yield curve strategy ?Access to futures or swaps accounts are necessary ?Ongoing rebalancing and management takes resources and time Page 78 [Graphic Appears Here]

iPath® Fixed Income ETNs [Graphic Appears Here] Ticker Yearly iPath ® ETN Name Symbol Index Name Fee* Steepener -Flattener ETNs iPath® US Treasury Steepener ETN STPP Barclays US Treasury 2Y/10Y Yield Curve IndexTM 0.75% iPath® US Treasury Flattener ETN FLAT Barclays US Treasury 2Y/10Y Yield Curve IndexTM 0.75% US Treasury Futures Targeted Exposure ETNs Bull ETNs iPath® US Treasury 2-year Bull ETN DTUL Barclays 2Y US Treasury Futures Targeted Exposure IndexTM 0.75% iPath® US Treasury 5-year Bull ETN DFVL Barclays 5Y US Treasury Futures Targeted Exposure IndexTM 0.75% iPath® US Treasury 10-year Bull ETN DTYL Barclays 10Y US Treasury Futures Targeted Exposure IndexTM 0.75% iPath® US Treasury Long Bond Bull ETN DLBL Barclays Long Bond US Treasury Futures Targeted Exposure IndexTM 0.75% Bear ETNs – Inversely linked to Index iPath® US Treasury 2-year Bear ETN DTUS Barclays 2Y US Treasury Futures Targeted Exposure IndexTM 0.75% iPath® US Treasury 5-year Bear ETN DFVS Barclays 5Y US Treasury Futures Targeted Exposure IndexTM 0.75% iPath® US Treasury 10-year Bear ETN DTYS Barclays 10Y US Treasury Futures Targeted Exposure IndexTM 0.75% iPath® US Treasury Long Bond Bear ETN DLBS Barclays Long Bond US Treasury Futures Targeted Exposure IndexTM 0.75% * The investor fee on the inception date of the ETNs will be equal zero. On each subsequent calendar day until maturity or early redemption of the ETNs , the investor fee will equal the Yearly Fee (0 times the closing indicative note value on the immediately75%) ., preceding calendar day divided by 365. In addition, on each “roll day” for the relevant Treasury futures contracts underlying the Index, $0.01 will be charged and deducted from the closing indicative note value of each ETN. See the applicable prospectus for more details. Page 79 [Graphic Appears Here]

Barclays US Treasury Futures Targeted Exposure Indexes Monthly Futures Weighting The Indices track weighted positions in 2Y, 5Y, 10Y and Long bond US treasury futures 1.00 change in index level for each 1 ??Each Index targets but does not guarantee a Target basis point change in yield / spread 1.00 change in index level for each 1 basis point change in the relevant yield or spread Price and characteristics of current Cheapest to Deliver (CTD) Identify – e.g., 2Y Index targets a decrease of 1.00 if the bond identified CTD 2Y CTD yield increases by 1bp Calculate the Modified Duration of ??Treasury futures weightings Futures CTD bond and adjusted by Duration Futures expiry – Calculated and re-weighted monthly to maintain the target exposure Index weights calculated according to – Rolled quarterly from front to next contract over futures contract prices and Modified Weight 3 days before the delivery month Duration of CTD bond ??Index returns are calculated using CBOT Monthly Future re-weighting, quarterly closing prices Cycle roll of Futures [Graphic Appears Here] Please see the applicable prospectus for a description of how the relevant index levels and weightings are calculated in relation to the prices of Treasury futures contracts underlying the relevant index (as well as the mechanics of futures rolling and other important details and risk factors) . Page 80 [Graphic Appears Here]

Barclays US Treasury 2Y/10Y Yield Curve IndexTM [Graphic Appears Here] Index level is designed to increase in response to a steepening of the US Treasury yield curve and to decrease in response to a flattening of the yield curve Specifically, it seeks to provide ??A 1 point increase in the Index level for each 1 basis point increase in the steepness of the yield curve ??A 1 point decrease in the Index level for each 1 basis point increase in the flatness of the yield curve ??Minimal changes to the Index level in response to any parallel shifts in the yield curve Minimal The index only approximates, and does not guarantee, its objective in relation to the steepening and flattening of the yield curve. For illustrative purposes only. Page 81 [Graphic Appears Here]

Barclays US Treasury 2Y/10Y Yield Curve IndexTM [Graphic Appears Here] Index tracks the returns of A notional investment in a weighted “long” position in relation to 2-year Treasury futures contracts A notional investment in a weighted “short” position in relation to 10-year Treasury futures contracts Index composition and weightings are rebalanced monthly Index Sector Breakdown [Graphic Appears Here] Long Position CBOT 2YR UST June 2012 77% Short Position CBOT 10YR UST June 2012 23% Source: Barclays as of 3/30/12 . The weighting specified for each Treasury futures contract underlying the Index is expressed in terms of the relative percentage exposure of an investment in the ETNs to the performance of the particular Treasury futures contract, before taking into account the investor fee and other costs. Page 82 [Graphic Appears Here]

iPath® Steepener/Flattener ETNs: Expected Change in Value Based on Potential US Treasury Yield Movements [Graphic Appears Here] Expected change in value of the Expected change in value of iPath® Steepener the iPath® Flattener Potential US Treasury Effect on ETN (STPP) ETN (FLAT) yield movements yield curve Position in the Index: Long Position in the Index: Short 2Y yields decrease 1% Steepening Increase $10* Decrease $10* relative to 10Y yields 2Y yields increase 1% Flattening Decrease $10* Increase $10* relative to 10Y yields 2Y and 10Y yields Parallel shift No change No change increase 1% 2Y and 10Y yields Parallel shift No change No change decrease 1% * Before relevant fees and costs as described in the prospectus. For illustrative purposes only and not indicative of any specific investment outcomes. Page 83 [Graphic Appears Here]

iPath® Fixed Income ETN Closing Indicative Note Value Calculation

iPath

Yesterday's ETN Value	Published end-of-day to independent market data providers such as Bloomberg
+	
1. Index Performance	Each ETN is linked to an underlying futures Index and the daily change in index level is incorporated in the ETN return
×	
2. Index Multiplier	Either +\$0.10 or -\$0.10[1] per Index point
+	
3. Daily Interest	Each ETN accrues interest on a daily basis at the 4-week US T-bill rate
−	
4. Daily Fee	Each ETN accrues fees on a daily basis at 0.75% p.a. An additional fixed cost of either \$0.005 or \$0.01 is charged on each roll day[2]
=	
Today's ETN Value	The strike price for any redemption or creation orders for that day

1. The index multiplier is set at a negative value for the bear ETNs to increase in value in response to a decrease in the index level and to decrease in value in response to an increase in the index level.
2. Roll days occur over 3 consecutive index business days in each of the months of February, May, August, and November in any given year. The net effect of the index rolling cost accumulates over time and is subtracted at the rate of \$0.06 per year, or 0.12% of the principal amount per year. See the applicable prospectus for more details.

Investors should refer to the relevant prospectus for further details on how the ETN value is calculated, as well as for other important details and risk factors.

Page 84

BARCLAYS

iPath® Fixed Income ETNs [Graphic Appears Here] Common Uses ??Portfolio diversification ??Execute tactical views on yield curve expectations ??Execute flattening/steepening strategy based on expectations of future economic cycles ??Implement hedging strategy to decrease a portfolio’s sensitivity to changes in the yield curve Key Features ??First and only exchange -traded access to flattener and steepener yield curve strategies ??Linked to indices based on US Treasury futures, which have historically been highly liquid and transparent ??Make US Treasury yields investable (constant dollar exposure to changes in yields) ??Generally lower cost when compared to purchasing futures contracts directly ??Operationally efficient: Eliminates need to manage options portfolio or rolling of futures contracts Diversification may not protect against market risk. Page 85

Disclosure [Graphic Appears Here] Selected Risk Considerations An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement. You May Lose Some or All of Your Principal : The ETNs are exposed to change in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. Credit of Barclays Bank PLC: The ETNs are issuer not , , , indirectly , PLC unsecured debt obligations of the Barclays Bank and are either directly or an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs. A Trading Market for the ETNs May Not Develop : Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs. No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs. Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions : You must redeem at least 25,000 or 50,000 (depending on the series) ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement. Page 86 [Graphic Appears Here]

[Graphic Appears Here] Uncertain Tax Treatment : Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation. Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN. com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering. BlackRock Investments, LLC assists in the promotion of the iPath ETNs. The ETNs may be sold throughout the day on the exchan ge through any brokera ge account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs. The Dow Jones-UBS Commodity Indexes SM are a joint product of Dow Jones Indexes, a licensed trademark of CME Group Index Services LLC (“CME Indexes”), and UBS Securities LLC (“UBS Securities”), and have been licensed for use. “Dow Jones®,” “DJ,” “Dow Jones Indexes”, “UBS”, “Dow Jones-UBS Commodity IndexSM”, “DJ-UBSCI SM”, “Dow Jones-UBS Commodity Index Total ReturnSM”, “Dow Jones-UBS Agriculture Subindex Total ReturnSM”, “Dow Jones-UBS Aluminum Subindex Total ReturnSM”, “Dow Jones-UBS Cocoa Subindex Total ReturnSM”, “Dow Jones-UBS Coffee Subindex Total ReturnSM”, “Dow Jones-UBS Copper Subindex Total ReturnSM”, “Dow Jones-UBS Cotton Subindex Total ReturnSM”, “Dow Jones-UBS Energy Subindex Total ReturnSM”, “Dow Jones-UBS Grains Subindex Total ReturnSM”, “Dow Jones-UBS Industrial Metals Subindex Total ReturnSM”, “Dow Jones-UBS Lead Subindex Total ReturnSM”, “Dow Jones-UBS Livestock Subindex Total ReturnSM”, “Dow Jones-UBS Natural Gas Subindex Total ReturnSM”, “Dow Jones-UBS Nickel Subindex Total ReturnSM”, “Dow Jones-UBS Platinum Subindex Total ReturnSM”, “Dow Jones-UBS Precious Metals Subindex Total ReturnSM”, “Dow Jones-UBS Softs Subindex Total ReturnSM”, “Dow Jones-UBS Sugar Subindex Total ReturnSM” and “Dow Jones-UBS Tin Subindex Total ReturnSM” are service marks of Dow Jones Trademark Holdings, LLC (“Dow Jones”) and UBS AG (“UBS AG”), as the case may be, have been licensed to CME Indexes and have been sub-licensed for use for certain purposes by Barclays Bank PLC. The ETNs based on the indices are not sponsored, endorsed, sold or promoted by Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their respective subsidiaries or affiliates. None of Dow Jones, UBS AG, UBS Securities, CME Indexes, or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparts to the ETNs based on the indices or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs based on any of the indices particularly. Page 87 [Graphic Appears Here]

[Graphic Appears Here] The MSCI indexes are the exclusive property of MSCI, Inc. (“MSCI”) . MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The relevant pricing supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI. “S&P GSCI®”, “S&P GSCI® Index”, “S&P GSCI® Total Return Index”, “S&P GSCI® Commodity Index” and “S&P GSCI® Crude Oil Total Return Index” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by Barclays Bank PLC. The ETNs are not sponsored, endorsed, sold or promoted by S&P. S&P does not make any representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the S&P GSCI® to track general stock market performance. “Standard & Poor’s®”, “S&P®”, “S&P 500®”, “Standard & Poor’s 500TM” and “500” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”), and “BuyWrite” and “CBOE” are trademarks of the Chicago Board Options Exchange, Incorporated (“CBOE”) . These marks have been licensed for use by Barclays Bank PLC. The ETNs are not sponsored, endorsed, sold or promoted by S&P or the CBOE and neither S&P nor CBOE make any representation regarding the advisabilit y of investin g in the ETNs. “Standard & Poor’s®”, “S&P®”, “S&P 500®” and “500” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by Barclays Bank PLC. The ETNs are not sponsored, endorsed, sold or promoted by S&P and S&P makes no representation regarding the advisability of investing in the ETNs. Page 88 [Graphic Appears Here]

[Graphic Appears Here] “Standard & Poor’s®”, “S&P®”, “S&P 500®”, “Standard & Poor’s 500TM”, “S&P 500 VIX Short-Term Futures™”, “S&P 500 VIX Mid-Term Futures™” and “S&P 500® Dynamic VIX Futures™” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by Barclays Bank PLC. “VIX” is a registered trademark of the Chicago Board Options Exchange, Incorporated (“CBOE”) and has been licensed for use by S&P. The ETNs are not sponsored, endorsed, sold or promoted by S&P or the CBOE. S&P and CBOE make no representation, condition or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs or in the ability of either index to track market performance. “Russell 1000® Index” and “Russell 2000® Index” are trademarks of Frank Russell Company and have been licensed for use by Barclays Bank PLC. The ETNs are not sponsored, endorsed, sold, or promoted by Frank Russell Company and Frank Russell Company makes no representation regarding the advisability of investing in the ETNs. Each of the Barclays commodities indices referenced herein is a trademark of Barclays Bank PLC. “Barclays US Treasury 2Y/10Y Yield Curve IndexTM”, “Barclays 2Y US Treasury Futures Targeted Exposure IndexTM”, “Barclays 5Y US Treasury Futures Targeted Exposure IndexTM”, “Barclays 10Y US Treasury Futures Targeted Exposure IndexTM” and “Barclays Long Bond US Treasury Futures Targeted Exposure IndexTM” are trademarks of Barclays Bank PLC. “Barclays Optimized Currency Carry IndexTM”, “USD Optimized Currency Carry IndexTM” “Barclays Global Emerging Markets Strategy (GEMS) Asia 8 IndexTM”, “Barclays Global Emerging Markets Strategy (GEMS) Pegged Currency IndexTM” and “Barclays Global Emerging Markets Strategy (GEMS) IndexTM” are trademarks of Barclays Bank PLC. “Barclays Global Carbon IndexTM” and “Barclays Global Carbon Index Total ReturnTM” are trademarks of Barclays Bank PLC. © 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property and used with the, permission, of their respective owners. NOT FDIC INSURED · NO BANK GUARANTEE · MAY LOSE VALUE Page 89 [Graphic Appears Here]

Thank you [Graphic Appears Here] For more information, visit www.iPathETN. com ?Prospectuses ?Info Sheets ?Frequently Asked Questions 1-877-764-7284 [Graphic Appears Here]